Exhibit 1
                                                              Page 9 of 11 Pages


                                        Directors AND EXECUTIVE OFFICERS OF
                                              SBC Communications Inc.
                                              As of October 31, 2002



Name                           Present Principal Occupation or Employment
DIRECTORS
Edward E. Whitacre, Jr.        Chairman of the Board and Chief Executive Officer
Gilbert F. Amelio              Director (Chairman and Chief Executive Officer,
                               Beneventure Capital;
                               Senior Partner, Sienna Ventures)
Clarence C. Barksdale          Director (Member, Board of Trustees, Washington
                               University)
James E. Barnes                Director (Chairman of the Board, President and
                               Chief Executive Officer,
                               MAPCO Inc., Retired)
August A. Busch III            Director (Chairman of the Board, Anheuser-Busch
                               Companies, Inc.)
William P. Clark               Director (Senior Counsel, Clark, Cali and
                               Negranti, Attorneys at Law)
Martin K. Eby, Jr.             Director (Chairman of the Board and Chief
                               Executive Officer, The Eby Corporation)
Herman E. Gallegos             Director (Independent Management Consultant)
Jess T. Hay                   Director (Chairman, HCB Enterprises Inc; Chairman
                                of the Texas Foundation for Higher Education)
James A. Henderson             Director (Retired Chairman and Chief Executive
                                 Officer, Cummins Inc.)
Bobby R. Inman                 Director (Admiral, United States Navy, Retired)
Charles F. Knight             Director (Chairman of the Board, Emerson Electric
                                  Co.)
Lynn M. Martin                 Director (Chair of the Council for the
                                  Advancement of Women; Advisor to the Firm,
                                 Deloitte & Touche LLP; Professor, J.L. Kellogg
                                  Graduate School of Management, Northwestern
                                  University)
John B. McCoy                  Director (Retired Chairman and Chief Executive
                                  Officer, BANK ONE CORPORATION)
Mary S. Metz                   Director (President, S.H. Cowell Foundation)
Toni Rembe                     Director (Partner, Pillsbury Winthrop LLP)
S. Donley Ritchey              Director (Managing Partner, Alpine Partners)
Joyce M. Roche                 Director (President and Chief Executive Officer,
                                  Girls Incorporated)
Carlos Slim Helu               Director (Chairman of the Board, Carso Global
                                  Telecom, S.A. de C.V.; Chairman of the Board,
                                   Telefonos de Mexico, S.A. de C.V.; Chairman
                                   of the Board, America Movil, S.A. de C.V.)
Laura D'Andrea Tyson           Director (Dean, London Business School, London,
                                  England)
Patricia P. Upton              Director (President and Chief Executive Officer,
                                  Aromatique, Inc.)


                                                             Page 10 of 11 Pages



 Name                                  Position
 OFFICERS
 Edward E. Whitacre, Jr.              Chairman of the Board and Chief Executive
                                        Officer
 Stanley T. Sigman                     Group President and Chief Operating
                                        Officer
 James W. Callaway                     Group President
 John H. Atterbury III                 Group President - Strategic Processes
 William M. Daley                      President
 Randall L. Stephenson                Senior Executive Vice President and Chief
                                        Financial Officer
 James D. Ellis                        Senior Executive Vice President and
                                        General Counsel
 Karen E. Jennings                     Senior Executive Vice President -- Human
                                        Resources and Communications
 James S. Kahan                        Senior Executive Vice President --
                                        Corporate Development
 Forrest E. Miller                     Group President - Corporate Planning
 Rayford Wilkins, Jr.                  Group President